EXHIBIT 23.1

Consent of PricewaterhouseCoopers LLP,

Independent Certified Public Accountants,

dated October 31, 2003

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in this Post-Effective Amendment No. Five to the Registration Statement on Form S-11 of our report dated February 21, 2003, relating to the financial statements and financial statement schedule of CNL Hospitality Properties, Inc., our report dated February 17, 2003, relating to the consolidated financial statements of Desert Ridge Resort Partners, LLC and its subsidiaries, our report dated February 14, 2003, relating to the consolidated financial statements of WB Resort Partners, LP and its subsidiaries, our report dated July 18, 2003, except as to the second paragraph of Note 1 and Note 7 for which the date is August 29, 2003, relating to the financial statements of Crystal City Courtyard by Marriott, our report dated July 18, 2003, except as to the second paragraph of Note 1 and Note 7 for which the date is August 29, 2003, relating to the financial statements of Marriott BWI, our report dated September 5, 2003, relating to the financial statements of Hyatt Regency Dearborn, our report dated July 30, 2003, except as to the second paragraph of Note 1 for which the date is September 2, 2003, relating to the financial statements of Sheraton Ft. Lauderdale Airport and our report dated July 25, 2003, except as to the second paragraph of Note 1 for which the date is September 2, 2003, relating to the financial statements of Sheraton Indianapolis Hotel & Suites, which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Orlando, Florida
October 31, 2003